040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110228654-71
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/28/2011 2:39 PM
	Entity Number E0174762011-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	KINGLY CHATEAU CORPORATION
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 220000000 Par value per share: $ 0.001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) INCORP SERVICES, INC.-SEE ATTACHED Name 2360 CORPORATE CIRCLE STE / HENDERSON / NV / 89074-7722 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	INCORP SERVI-SEE ATTACHED Name X INCORP SERVICES, INC. Incorporator Signature 2360 CORPORATE CIRCLE STE / HENDERSON / NV / 89074-7722 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCORP SERVICES, INC. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 3/28/2011 Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	KINGLY CHATEAU CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	Not Applicable

REGISTERED AGENT NAME:	INCORP SERVICES, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	**Directors/Trustees**
Name: INCORP SERVICES, INC.	
Address: 2360 CORPORATE CIRCLE STE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722	

ADDITIONAL	**Incorporators**
Name: INCORP SERVICES, INC.	
Address: 2360 CORPORATE CIRCLE STE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722	

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Kingly Chateau Corporation
Name of Represented Business Entity

I, InCorp Services, Inc. am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) ☒ commercial registered agent listed with the Nevada Secretary of State,

b) ☐ noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on Mar 28, 2011 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KINGLY CHATEAU CORPORATION**, did on March 28, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 28, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110328-3158
You may verify this certificate
online at **http://www.nvsos.gov/**